UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2007

CARVER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21487	13-3904147
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

75 West 125th Street, New York, NY 10027-4512
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 876-4747

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02.  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On February 14, 2007, the Audit Committee of Carver Bancorp, Inc. (the “Company”), upon the recommendation of management after consultation with the Company’s independent registered public accounting firm KPMG LLP (“KPMG”), determined that the Company should amend the financial statements in its annual report on Form 10-K (the “Form 10-K”) for the fiscal year ended March 31, 2006 and in its quarterly report on Form 10-Q for the quarter ended June 30, 2006 to restate the Consolidated Statements of Cash Flows. The restatements will not affect the Company’s Consolidated Statements of Financial Condition, Consolidated Statement of Operations and Consolidated Statement of Changes in Stockholders Equity for the affected periods. Accordingly the Company’s historical revenues, net income, earnings per share, total assets and regulatory capital remain unchanged.

The restatements result from misclassification of the cash flows related to certain mortgage loans that the Company had originated with the intent to sell that were reflected in cash flows from investing activities, rather than in cash flows from operating activities. Additionally, the Company misclassified and reported in cash flows from operating activities rather than in cash flows from investing activities cash flows from certain sales of loans that it originally intended for its portfolio. Accordingly the restatement will solely affect the classification of these activities and subtotals of cash flows from operating and investing activities presented in the affected Consolidated Statement of Cash Flows, and will have no impact on the net increase in total cash and cash equivalents as set forth in the Consolidated Statement of Cash Flows for any of the previously reported periods.

The Company expects to finalize the restatement and to file its report on Form 10-Q for the quarter ended December 31, 2006 containing the restated Consolidated Statement of Cash Flows for the quarter ended June 30, 2006 no later than February 20, 2007 and to file its amended Form 10-K containing the restated Consolidated Statement of Cash Flows for Fiscal Years 2006, 2005 and 2004 as soon as practicable. Previously issued Consolidated financial statements for Fiscal Years 2006, 2005 and 2004 and the quarter ended June 30, 2006 should no longer be relied upon. The Company expects to release its earnings results for the quarter ended December 31, 2006 no later than February 20, 2007.

Authorized officers of the Company have discussed the matters disclosed in this current report on Form 8-K with KPMG.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARVER BANCORP, INC.

By:	/s/ Deborah C. Wright
Deborah C. Wright
Chairman & Chief Executive Officer

Dated: February 15, 2007